As filed with the Securities and Exchange Commission on July 18, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1080209
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(412) 586-5830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Krish S. Krishnan

President and Chief Executive Officer

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(412) 586-5830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Thomas General Counsel and Corporate Secretary 2100 Wharton Street, Suite 701 Pittsburgh, Pennsylvania 15203 (412) 586-5830	John Hensley Morrison & Foerster LLP 300 Colorado Street, Suite 1800 Austin, Texas 78701 (512) 617-0650

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

DATED July 18, 2023

Krystal Biotech, Inc.

Common Stock

This prospectus relates to the possible resale from time to time of 1,729,729 shares of common stock, $0.00001 par value per share, by the selling stockholders named herein. We will not receive any cash proceeds from any sale of the shares of our common stock by the selling stockholders.

The 1,729,729 shares of our common stock offered herein were issued in a private placement pursuant to that certain Securities Purchase Agreement, dated as of May 21, 2023, by and between us and the institutional investors identified therein. We are registering the resale of shares of our common stock to permit the selling stockholders to sell such shares without restriction in the open market. However, the registration of the potential resale shares of our common stock hereunder does not necessarily mean that the selling stockholders will sell the shares. The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 10 for a description of how the selling stockholders may dispose of the shares covered by this prospectus.

We will pay all expenses incident to the registration of the potential resale of the 1,729,729 shares of our common stock offered herein (other than for any discounts or commissions to any underwriter or broker attributable to the sale of shares of our common stock or any fees or expenses incurred by a holder of shares of our common stock that, according to the written instructions of any regulatory authority, we are not permitted to pay).

Our common stock is traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “KRYS.” On July 17, 2023, the last reported sale price of our common stock on the Nasdaq was $127.88. Our corporate offices are located at 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203 and our telephone number is (412) 586-5830.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this process, the selling stockholders named in this prospectus may sell our common stock from time to time. This prospectus provides you with a general description of our common stock that the selling stockholders may offer. Each time the selling stockholders sells shares of our common stock, the selling stockholders will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus.

We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents that we incorporate by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and the additional information described below under “Where You Can Find Additional Information” and “Information Incorporated by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we, nor the selling stockholders, have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.

This document may only be used where it is legal to sell these securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context indicates otherwise, as used in this prospectus, the terms “Krystal,” the “Company,” “we,” “us” and “our” refer to Krystal Biotech, Inc., together with its wholly-owned subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.krystalbio.com. The information available on or through our website is not part of this prospectus or any accompanying prospectus supplement or related free writing prospectus and should not be relied upon.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

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INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” into this prospectus information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus and the registration statement of which this prospectus is a part incorporate by reference the information or documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with the SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 27, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 8, 2023;

•	our Current Reports on Form 8-K filed with the SEC on March 6, 2023, May 8, 2023, May 19, 2023, May 22, 2023 and May 23, 2023;

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the sections of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2023 that are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 19, 2017, pursuant to Section  12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering by the selling stockholders of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

Krystal Biotech, Inc.

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(412) 586-5830

Attention: John Thomas

General Counsel and Corporate Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning our strategy, future operations, future financial position, future revenue, projected expenses, business prospects, and plans and objectives of management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict, “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about the following:

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the initiation, timing, progress and results of preclinical and clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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the impact of public health crises including the COVID-19 pandemic and measures to contain or prevent these outbreaks may have on our business operations, access to capital, research and development activities, and preclinical and clinical trials for our product candidates;

•	the timing, scope or results of regulatory filings and approvals, including timing of final U.S. Food and Drug Administration (“FDA”) marketing and other regulatory approval of our product candidates;

•	our ability to achieve certain accelerated or orphan drug designations from the FDA;

•	our estimates regarding the potential market opportunity for our product candidates;

•	our research and development programs for our product candidates;

•	our plans and ability to successfully develop and commercialize our product candidates;

•	our ability to identify and develop new product candidates;

•	our ability to identify, recruit and retain key personnel;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scalability and commercial viability of our proprietary manufacturing methods and processes;

•	the rate and degree of market acceptance and clinical utility of our product candidates and gene therapy, in general;

•	our competitive position;

•	our intellectual property position and our ability to protect and enforce our intellectual property;

•	our financial performance;

•	developments and projections relating to our competitors and our industry;

•	our ability to establish and maintain collaborations;

•	our estimates regarding expenses, future revenue, capital requirements and needs for or ability to obtain additional financing;

•	our ability to successfully resolve any intellectual property or other claims that may be brought against us;

•	the impact of laws and regulations; and

•	any statements regarding economic conditions.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should carefully read the entire prospectus (including the documents incorporated by reference herein), especially the risks of investing in our common stock discussed under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus or incorporated by reference in this prospectus.

Overview

We are a biotechnology company focused on developing and commercializing genetic medicines for patients with debilitating diseases. Using our patented platform that is based on engineered HSV-1, we create vectors that efficiently deliver therapeutic transgenes to cells of interest in multiple organ systems. The cell’s own machinery then transcribes and translates the encoded effector to treat or prevent disease. We formulate our vectors for non-invasive or minimally invasive routes of administration at a healthcare professional’s office or potentially in the patient’s home by a healthcare professional. Our goal is to develop easy-to-use medicines to dramatically improve the lives of patients living with debilitating diseases and chronic conditions. Our innovative technology platform is supported by in-house, commercial scale Current Good Manufacturing Practice manufacturing capabilities.

Our Product

VYJUVEKTM (beremagene geperpavec-svdt) for the treatment of Dystrophic Epidermolysis Bullosa (“DEB”)

VYJUVEK is a non-invasive, topical, redosable gene therapy to treat DEB, a rare and severe monogenic skin disease. DEB affects the skin and mucosal tissues and is caused by one or more mutations in a gene called COL7A1, which is responsible for the formation of the protein type VII collagen (“COL7”) that forms anchoring fibrils that bind the dermis (inner layer of the skin) to the epidermis (outer layer of the skin). In DEB patients, the genetic defect in COL7A1 results in loss or malfunctioning of these anchoring fibrils, leading to extremely fragile skin that blisters and tears from minor friction or trauma. DEB patients may suffer from open wounds, skin infections, fusion of fingers and toes and gastrointestinal tract problems throughout their lifetime, and may eventually develop squamous cell carcinoma, a potentially fatal condition.

Our Product Candidates

Our product candidates include KB104, a redosable off-the-shelf gene therapy designed to deliver two copies of the Serine Protease Inhibitor Kazal-type 5 gene to relevant skin cells when applied topically, for the treatment of Netherton Syndrome; KB105, a redosable, off the-shelf gene therapy designed to deliver two copies of the functional human transglutaminase-1 gene (“TGM1”) when applied topically, directly to a patient’s exfoliated skin, for the treatment of TGM1-deficient autosomal recessive congenital ichthyosis; KB301, an intradermal application of the gene that encodes for type III collagen, for the treatment of aesthetic skin conditions; KB407, a redosable off the-shelf gene therapy designed to deliver two copies of the full-length cystic fibrosis transmembrane conductance regulator transgene directly to the airway epithelia via inhaled (nebulized) administration, for the treatment of cystic fibrosis; and KB408, an inhaled (nebulized) formulation of our proprietary vector, designed to deliver two copies of the SERPINA1 transgene that encodes for normal human alpha-1 antitrypsin protein, for the treatment of Alpha-1 antitrypsin deficiency.

Corporate Information

We commenced operations in April 2016. In March 2017, we converted from a California limited liability company to a Delaware C-corporation, and changed our name from Krystal Biotech, LLC to Krystal Biotech, Inc. Our principal executive offices are located at 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203, and our telephone number is (412) 586-5830. In June 2018, we incorporated an Australian subsidiary, for the purpose of undertaking preclinical and clinical studies in Australia. In April 2019, we incorporated Jeune Aesthetics, Inc. in Delaware, a wholly owned subsidiary, for the purpose of undertaking preclinical studies for aesthetic skin conditions. In January 2022, August 2022 and December 2022, we incorporated subsidiaries in Switzerland, Netherlands, and France, respectively, for the purpose of establishing initial operations in Europe for the development and commercialization of Krystal’s product pipeline. Our website is located at http://www.krystalbio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on the investors section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company that we file electronically with the SEC. The address of the website is http://www.sec.gov.

THE OFFERING

Issuer	Krystal Biotech, Inc.

Shares of common stock offered for resale by the selling stockholders	Up to 1,729,729

Use of Proceeds	The selling stockholders will receive all of the net proceeds from the sale of any securities sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Market for our Common Stock	Our shares of common stock are currently listed on the Nasdaq Global Market.

Nasdaq Ticker Symbol	“KRYS”

Risk Factors	Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 3 of this prospectus and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves substantial risks. Before acquiring securities from our selling stockholders, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, our subsequent Current Reports on Form 8-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We will not receive any cash proceeds from the possible resale from time to time of some or all of such shares of our common stock by the selling stockholders named in this prospectus. The proceeds from the offering are solely for the account of the selling stockholders.

We will pay all expenses incident to the registration of the shares of our common stock offered herein.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 80,000,000 shares of common stock, $0.00001 par value per share, and 20,000,000 shares of preferred stock, $0.00001 par value per share. As of July 14, 2023, there were 27,936,666 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following description summarizes the most important terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. The description is intended as a summary and is qualified in its entirety by reference to our second amended and restated certificate of incorporation (“Certificate of Incorporation”), and our amended and restated bylaws (“Bylaws”). For a complete description, you should refer to our Certificate of Incorporation and Bylaws.

Dividend Rights

The holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our Certificate of Incorporation has established a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock at that time, subject to prior satisfaction of all outstanding debt and liabilities.

Anti-Takeover Provisions

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), regulating corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held

Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder: (i) shares owned by persons who are directors and also officers; and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 of the DGCL may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

Our Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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Board of Directors Vacancies. Our Certificate of Incorporation and Bylaws authorizes only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Classified Board. Our Certificate of Incorporation and Bylaws provide that our board of directors will be classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder Action; Special Meetings of Stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock may not amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Further, our Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our president, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specifies certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

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Directors Removed Only for Cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•	Amendment of Charter Provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least two-thirds of our outstanding common stock.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock will enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of Forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street Canton, Massachusetts 02021, and its telephone number is 1-800-962-4284. Our shares of common stock were issued in uncertificated form only, subject to limited circumstances.

Nasdaq Global Market Listing

Our common stock is listed on Nasdaq under the symbol “KRYS.”

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell, pursuant to this prospectus and any accompanying prospectus supplement, post-effective amendment or filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus, the shares of our common stock set forth opposite its name in the table below under the heading “Shares of Common Stock Offered Pursuant to this Resale Offering.”

The shares of our common stock offered herein were issued to the selling stockholders pursuant to that certain Securities Purchase Agreement, dated as of May 21, 2023 (the “Purchase Agreement”), by and between us and the institutional investors identified therein. Concurrently with the entry into the Purchase Agreement we entered into that certain Registration Rights Agreement with the selling stockholders, pursuant to which we agreed to register the resale of the shares of our common stock issued to the selling stockholders. The registration statement of which this prospectus is a part is being filed to satisfy our contractual obligations to the selling stockholders under the Purchase Agreement.

The following table sets forth information, as of July 14, 2023, with respect to the selling stockholders and the number of shares of our common stock that may be sold by the selling stockholders pursuant to this prospectus. The information is based on information provided by or on behalf of the selling stockholders. Because the selling stockholders may offer all or some portion of the shares of our common stock, we have assumed for purposes of completing the last two columns in the table that all of our common stock offered hereby will have been sold by the selling stockholders pursuant to this prospectus. In addition, since the date on which the selling stockholders provided the information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its common stock in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus, if and when necessary.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior To this Offering	Percentage of Outstanding Common Stock Beneficially Owned Prior to the Completion of this Offering (1)	Shares of Common Stock Offered Pursuant to this Resale Offering	Shares of Common Stock Beneficially Owned After Completion of this Offering	Percentage of Outstanding Common Stock Beneficially Owned After Completion of this Offering (1)
Avoro Life Sciences Fund LLC(2)	2,560,811	9.2%	810,811	1,750,000	6.3%
Entities affiliated with Redmile Group, LLC(3)	2,515,508	9.0%	756,757	1,758,751	6.3%
Entities affiliated with Frazier Life Sciences(4)	356,178	1.3%	54,053	302,125	1.1%
Braidwell Partners Master Fund LP(5)	241,399	0.9%	108,108	133,291	0.5%

(1)	Based on a total of 27,936,666 shares of our common stock outstanding as of July 14, 2023.
(2)	Avoro Capital Advisors LLC (“Avoro”) is the investment advisor for Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro and may be deemed to have investment discretion and voting power over the shares held by Avoro. Mr. Aghazadeh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares, if any. The address of Avoro Life Sciences Fund LLC is 110 Greene Street, Suite 800, New York, NY 10012.
(3)

Consists of shares held by entities affiliated with Redmile Group, LLC (collectively, the “Redmile Funds”), including Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC, RedCo I, LP, Redmile Biopharma Investments III, LP, Redmile Capital Offshore Fund (ERISA), Ltd., Redmile Capital Fund, LP, Redmile Capital Offshore II Master Fund, Ltd. (Strategic Sleeve), Redmile Capital Offshore Master Fund, Ltd., Redmile Strategic Long Only Trading Sub, Ltd., and Redmile Strategic Trading Sub, Ltd. “Shares of Common Stock Offered Pursuant to this Resale Offering” consists of: (i) 9,629 shares of our common stock held by Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC, (ii) 432,432 shares of our common stock held by Redmile Biopharma Investments III, LP, (iii) 13,303 shares of our common stock held by Redmile Capital Offshore Fund (ERISA), Ltd., (iv) 79,189 shares of our common stock held by Redmile Capital Fund, LP, (v) 114,096 shares of our common stock held by Redmile Capital Offshore Master Fund, Ltd., (vi) 71,518 shares of our common stock held by Redmile Strategic Long Only Trading Sub, Ltd., and (vii) 36,590 shares of our common stock held by Redmile Strategic Trading Sub, Ltd. Redmile Group, LLC (“Redmile”) is the investment manager/adviser to the Redmile Funds and, in such capacity, exercises sole voting and investment power over all of the shares held by the Redmile Funds and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile and may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA 94129.

(4)

Shares held by Frazier Life Sciences Public Fund, L.P. (“FLSPF”), Frazier Life Sciences Public Overage Fund, L.P. and Frazier Life Sciences XI, L.P. (“FLS XI”), which we refer to collectively as the Frazier Life Sciences Entities, consist of: (i) 284,909 shares of our common stock held by FLSPF, which includes 22,606 shares of our common stock offered pursuant to this prospectus (ii) 21,062 shares of our common stock held by Frazier Life Sciences Public Overage Fund, L.P., all of which are offered pursuant to this prospectus and (iii) 50,207 shares of our common stock held by FLS XI., which includes 10,385 shares of our common stock offered pursuant to this prospectus. FHMLSP, L.P. is the general partner of FLSPF and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Albert Cha, James N. Topper, Patrick J. Heron and James Brush are the managing directors of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by FLSPF. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLSPF except to the extent of their pecuniary interests in such shares, if any. FHMLSP Overage, L.P., is the general partner of Frazier Life Sciences Public Overage Fund, L.P. and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Overage Fund, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by Frazier Life Sciences Public Overage Fund, L.P. except to the extent of their pecuniary interests in such shares, if any. FHMLS XI, L.P. is the general partner of FLS XI, and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Patrick J. Heron, James N. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by FLS XI. Dr. Topper, Mr. Heron and Mr. Estes disclaim beneficial ownership of the shares held by FLS XI except to the extent of their pecuniary interests in such shares, if any. The address of the Frazier Life Sciences Entities is 70 Willow Rd, Suite 200, Menlo Park, CA 94025.

(5)

The general partner of Braidwell Partners Master Fund LP is Braidwell GP LLC. Braidwell Management LLC is the managing member of Braidwell GP LLC. Alex Karnal and Brian Kreiter are the managing members of Braidwell Management LLC and may be deemed to share voting and investment power with respect to the securities held by the selling stockholder. Mr. Karnal and Mr. Kreiter disclaim beneficial ownership of the shares held by Braidwell Partners Master Fund LP except to the extent of their pecuniary interests in such shares, if any. The address of the selling stockholder is c/o Braidwell GP LLC, One Harbor Point, 2200 Atlantic Street, Stamford, CT 06902.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if the selling stockholders default in the performance of their respective secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholders list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker- dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by the selling stockholders will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling stockholders meet the criteria and conforms to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase price and public offering price, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of Krystal Biotech, Inc. as of December 31, 2022 and for the year ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Mayer Hoffman McCann P.C., an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2021 and 2020, as set forth in its report, which is incorporated by reference in this prospectus and the registration statement. Such financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$23,685.96
Accounting fees and expenses	50,000
Legal fees and expenses	20,000
Printing expenses	10,000
Total	$103,685.96

Item 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our second amended and restated certificate of incorporation and amended and restated bylaws provide that: (i) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) we may, in our discretion, indemnify our employees and agents as set forth in the Delaware General Corporation Law; (iii) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors and officers in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents.

We have entered into indemnification agreements with our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. We maintain a directors’

and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 16.	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Krystal Biotech, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Krystal Biotech, Inc. filed with the SEC on September 25, 2017).

3.2	Amended and Restated Bylaws of Krystal Biotech, Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of Krystal Biotech, Inc. filed with the SEC on September 25, 2017).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on September 14, 2017).

5.1†	Opinion of Morrison & Foerster LLP.

10.1	Securities Purchase Agreement, by and among Krystal Biotech, Inc. and the institutional investors listed on the signature pages thereto, dated as of May 21, 2023 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 22, 2023).

10.2	Registration Rights Agreement, by and among Krystal Biotech, Inc. and the institutional investors listed on the signature pages thereto, dated as of May 21, 2023 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 22, 2023).

23.1†	Consent of KPMG LLP.

23.2†	Consent of Mayer Hoffman McCann P.C.

23.3†	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on signature page hereto).

107†	Filing Fee Table.

†	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 18, 2023.

KRYSTAL BIOTECH, INC.

By:	/s/ Krish S. Krishnan
Krish S. Krishnan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Krystal Biotech, Inc., a Delaware corporation, do hereby constitute and appoint Krish S. Krishnan as the lawful attorney-in-fact and agent with full power of substitution or re-substitution, with full power and authority to do any and all acts and things in our name and on our behalf in our capacities as officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below which said attorney-in-fact and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Krish S. Krishnan Krish S. Krishnan	President and Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2023

/s/ Kathryn Romano Kathryn Romano	Chief Accounting Officer (Principal Accounting and Financial Officer)	July 18, 2023

/s/ Suma M. Krishnan Suma M. Krishnan	President, R&D and Director	July 18, 2023

/s/ Daniel S. Janney Daniel S. Janney	Director	July 18, 2023

/s/ Dino A. Rossi Dino A. Rossi	Director	July 18, 2023

/s/ Kirti Ganorkar Kirti Ganorkar	Director	July 18, 2023

/s/ Julian S. Gangolli Julian S. Gangolli	Director	July 18, 2023

/s/ Christopher Mason Christopher Mason	Director	July 18, 2023

SIGNATURE	TITLE	DATE

/s/ Catherine Mazzacco Catherine Mazzacco	Director	July 18, 2023

/s/ E. Rand Sutherland E. Rand Sutherland	Director	July 18, 2023